Exhibit 99.1

Investor Presentation May 2019

2 Forward Looking Statement This presentation includes forward - looking statements . All statements in this presentation, other than statements of historical facts, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward - looking statements . The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” “expectation,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward - looking statements . We have based these forward - looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short - term and long - term business operations and objectives and financial needs . These forward - looking statements are subject to a number of risks, uncertainties and assumptions, some of which cannot be quantified and some of which are beyond our control . In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this presentation may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward - looking statements . You should not rely upon forward - looking statements as predictions of future events . Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements . In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward - looking statements . We disclaim any duty to update any of these forward - looking statements after the date of this presentation to confirm these statements in relationship to actual results or revised expectations . All forward - looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this presentation . You should evaluate all forward - looking statements made by us in the context of these risks and uncertainties .

Management Team ▪ Co - founder and Chairman, Co - Chief Executive Officer, Chief Financial Officer and Secretary. ▪ Co - founder of Sachem Capital Partners (“SCP”), and co - founder and Managing Partner of JJV, LLC, manager of SCP since its inception in December 2010. ▪ Mr. Villano, a certified public accountant, was previously engaged in private practice for over 30 years performing accounting, auditing and tax preparation services. ▪ Mr. Villano’s responsibilities include oversight of all aspects of business operations, including loan origination and servicing, investor relations, brand development and business development. ▪ Also responsible for the direction and oversight of all financial and accounting matters. ▪ Mr. Villano holds a Bachelor’s Degree in Accounting from the University of Rhode Island. . John L. Villano, CPA Jeffrey C. Villano ▪ Co - founder and Co - Chief Executive Officer, President and Treasurer. ▪ Co - founder of SCP, and co - founder and Managing Partner of JJV, LLC, manager of SCP since its inception in December 2010. ▪ Mr. Villano’s responsibilities include oversight of all aspects of our business operations, including loan origination and servicing, investor relations, brand development and business development. ▪ Mr. Villano received an Associate’s Degree from Eastern Connecticut State University. 3

Overview 4 ▪ Connecticut - based real estate finance company o Specializing in originating, underwriting, funding, servicing and managing a portfolio of short - term, “hard money” loans o All loans are secured by first mortgage liens ▪ Since inception in 2010 through December 31, 2018 Sachem has made an aggregate of 885 mortgage loans o Aggregate original principal amount of approximately $165.1 million ▪ As of December 31, 2018, the loan portfolio consisted of 403 mortgage loans o Aggregate outstanding principal balance of approximately $78.9 million ▪ Loans range in size from $8,000 to $2.04 million. ▪ Paying regular quarterly dividends o Plan to distribute at least 90% of our taxable income to shareholders annually Primary goal is to grow the loan portfolio while preserving capital and provide investors with above - market risk adjusted returns .

Business Model 5 ▪ Grow first mortgage loan portfolio while protecting and preserving capital ▪ Provide investors with risk adjusted returns through dividends and capital appreciation ▪ Disciplined underwriting and extensive due diligence culture focusing primarily on value of underlying collateral as well as the borrower and its principals ▪ Intimate knowledge of Connecticut real estate market and ability to respond quickly to customer needs and demands ▪ Structure mortgage loans to fit needs and business plans of borrowers » Acquire and/or renovate existing residential real estate properties » Acquire vacant real estate and construct residential real estate properties » Acquire and hold income producing properties ▪ Loans are secured by first mortgages on real estate and personally guaranteed by borrower ▪ Revenue is generated from interest borrowers pay on loans as well as fee income generated from origination, processing and extension of loans

Loan Structure Principal Amount $8,000 to $2.04 million (maximum loan amount cannot exceed 10% of portfolio) Loan - to - Value Ratio Up to 70% Interest Rate Fixed rate between 5.0% and 12.5% with a default rate of 18%. Average portfolio yield 12.85% Origination 2% - 5% for one - to - three year loans Average on loans funded in 2018: 2.9% Terms One to three years Prepayments No prepayment penalty Payment Terms Interest payable monthly with principal payable at maturity 6

Loan Amount Number of Loans Aggregate Principal Amount $100,000 or less 133 $ 8,862,738 $100,001 to $250,000 185 29,318,462 $250,001 to $500,000 67 23,286,736 $500,001 to $1,000,000 10 6,472,817 Over $1,000,000 8 10,950,357 Total 403 $ 78,891,110 Mortgage Loan Portfolio as of December 31, 2018 ▪ Approximately 79% of the loans had an original principal amount of $250,000 or less. ▪ Approximately 96% of the loans had an original principal amount of $500,000 or less. ▪ The average loan size was approximately $196,000 and the median loan size was approximately $140,000. 7

Sources of Capital As of December 31, 2018 Debt Line of Credit Mortgage Payable $ 27,219,123 290,984 Total Debt 27,510,107 Other Liabilities 5,701,128 Capital (equity) 52,802,815 Total sources of capital $ 86,014,050 Assets Mortgage receivable $ 78,891,110 Other assets 7,122,940 Total assets $ 86,014,050 8 Sources of Capital as of December 31, 2018

Years Ended December 31, 2018 2017 2016 Principal amount of loans earning interest $ 78,891,110 $ 63,270,959 $ 33,750,610 Loans originated in period $ 42,078,191 $ 53,468,949 $ 21,580,103 Total revenue $ 11,713,370 $ 6,996,877 $ 4,133,495 Total operating costs and expenses $ 3,941,585 $ 2,136,029 $ 1,082,868 Number of loans outstanding 403 337 217 Average outstanding loan balance $ 195,760 $ 187,748 $ 155,533 Net Portfolio Rate of Return (1) 12. 85% 12.08% 12.23% Weighted average term to maturity (in months) (2) 11 12 18 9 (1) Does not include origination fees (2) Without giving effect to extensions Loan Portfolio

As of December 31, 2018 2017 2016 Developer – Residential Mortgages $ 52,980,472 $ 43,855,827 $ 21,343,927 Developer – Commercial Mortgages 19,250,618 12,480,612 9,049,942 Land Mortgages 5,638,113 6,676,060 3,149,602 Mixed Use 1,021,907 258,460 207,139 Total Mortgages Receivable $ 78,891,110 $ 63,270,959 $ 33,750,610 Loan Portfolio 10

▪ Capitalize on opportunities created by the long - term structural changes in the real estate lending market and the continuing limited liquidity in the commercial and investment real estate markets ▪ Take advantage of the prevailing economic environment as well as economic, political and social trends that may impact real estate lending ▪ Remain flexible in order to capitalize on changing sets of investment opportunities that may be present in the various points of an economic cycle ▪ Operate so as to qualify as a REIT and for an exemption from registration under the Investment Company Act ▪ Capitalize on competitor policies that inhibit borrower’s repeat business ▪ Enhance marketing efforts that focus on borrower retention and acquisition Strategy 11

Portfolio Performance

	Year Ended 2016	Year Ended 2017	Change (`17 vs `16)	Year Ended 2018	Change (`18 vs `17)
Total Assets	$ 38,369,421	$ 67,494,537	75.9%	$ 86,014,050	27.4%
No. of loans in Portfolio	217	337	55.3%	403	19.6%
Principal Amount of Loans in Portfolio	$ 33,750,610	$ 63,270,959	87.5%	$ 78,891,110	24.7%
Interest Income	$ 3,648,427	$ 5,434,502	49.0%	$ 8,960,883	64.9%
Gross Origination Fee Income (1)	$ 824,008	$ 1,735,023	111%	$ 1,347,266	-22.3%
Wtd. Average Contractual Interest Rate (2)	12.23%	12.08%	-1.2%	12.85%	6.4%
Foreclosures In Process	1	12	1200%	13	8.4%
Loan Principal Paid Off	$ 14,861,360	$ 23,948,601	61.2%	$ 24,641,469	2.9%

(1) Origination Fees net of manager compensation and deferred origination fees were $197,378 and $802,264 (deferred origination fees only) for the years ended 2016 and 2017. Prior to the completion of Sachem's IPO, 75% of gross origination fees were paid to JJV, LLC, SCP's managing member. Accordingly, for the 2016 period and, roughly, the first half of the 2017 period, net origination fee income is net of the amounts payable to JJV and other adjustments. From and after February 9, 2017, JJV is no longer entitled to any payments from Sachem (other than dividends paid to it in its capacity as a shareholder of Sachem).

(2) Weighted average contractual interest rate does not include origination fee income.

SACHEM CAPITAL

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Annual Interest Income Growth 13 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 $9,000,000 $10,000,000 2012 2013 2014 2015 2016 2017 2018

14 Years Ended December 31, 2018 2017 % Change Interest income from loans $ 8,960,883 $ 5,434,502 64.9% Total revenue $ 11,713,370 $ 6,996,877 67.4% Total operating costs and expenses $ 3,941,585 $ 2,136,029 84.6% Net income $ 7,771,785 $ 4,860,848 59.9% Financial Highlights

Dividends Paid 15 Quarter Dividend Q2 2017 $ 0.105 Q3 2017 $ 0.105 Q4 2017 $ 0.105 Q1 2018 $ 0.105 Q2 2018 $ 0.110 Q3 2018 $ 0.120 Q4 2018 $ 0.170* Q1 2019 $ 0.120 Plan to distribute 90+% of taxable income to shareholders annually 2018 Dividends $7.4 Million † 2018 Net Income $7.8 Million † This amount reflects the amount of dividends declared in 2018 with respect to net income for the year ended 12/31/18. *Q4 ‘18 reflects the year - end distribution of income required in order to comply with the Federal tax rules and regulations applicable to the Company as a real estate investment trust (REIT).

Investment Highlights x Internally managed, with co - founders owning approximately 16% (as of April 30, 2019) of the company aligning management’s interests with equity investors x Strong asset level return with nominal leverage and low cost structure generates attractive risk adjusted return on equity x Experienced management team with intimate knowledge of the Connecticut and surrounding area real estate market x Significant demand for real estate loans under $500k in Connecticut and surrounding areas as traditional lenders are unable to satisfy demand x Disciplined lending x Vertically - integrated loan origination platform x Increased flexibility to structure loans to suit the needs of our clients x History of successful operations, annual interest income growth and profitability. 16

Key Statistics 17 Ticker Symbol: SACH Exchange: NYSE American Closing Share Price on 4/30/19: $4.66 Shares Outstanding as of 4/30/19: 18.6 M Market Cap as of 4/30/19: $86.73M Shareholders’ Equity as of 12/31/18: $52.8 M Dividends (TTM): $0.52/share Insider Ownership as of 4/30/19: 17.93% Fiscal Year End: December 31

John L. Villano, CPA 23 Laurel Street Branford, CT 06405 203 - 433 - 4736 jlv@sachemcapitalcorp.com